Exhibit 99.1

Cynosure Achieves Record Quarterly Revenue of $122.1 Million in

the Fourth Quarter of 2016, Up 19 Percent Year-over-Year

Fourth-Quarter 2016 Highlights:

•	North American product revenue up 24 percent to $69.5 million

•	International product revenue up 12 percent to $33.2 million

•	GAAP earnings of $0.09 per diluted share includes $7.2 million charge related to previously disclosed TCPA litigation settlement agreement

•	Non-GAAP earnings of $0.44 per diluted share

•	Cash and investments of $237.8 million at December 31, 2016

Full-Year 2016 Highlights:

•	Record annual revenue of $433.5 million, up 28 percent year-over-year

•	GAAP earnings of $0.65 per diluted share includes $7.2 million charge related to previously disclosed TCPA litigation settlement agreement

•	Non-GAAP earnings of $1.28 per diluted share

•	Cash flow from operations of $45.0 million

Westford, MA, February 7, 2017 – Cynosure, Inc. (Nasdaq: CYNO) today reported fourth-quarter and full-year 2016 financial results.

Michael Davin, Cynosure President and CEO, said, “We capped an outstanding year with a strong fourth quarter, as revenue increased 19 percent year-over-year to a quarterly record $122.1 million. The fourth quarter of 2016 marked our 28th consecutive quarter of year-over-year top-line growth, an accomplishment that demonstrates the enduring strength and consistent quality of our product portfolio. We continue to lead the aesthetic device industry by focusing on innovation, execution and growth. The 23 percent compound annual top-line growth we’ve achieved over the past five years reflects our ability to cultivate the right organic opportunities, make disciplined strategic investments and maintain a solid financial model.”

Davin added, “SculpSure®, our unique laser treatment for non-invasive fat destruction, continues to outpace expectations. In the fourth quarter of 2016, we placed the highest number of SculpSure units in a quarter since we launched the device in late 2015. MonaLisa Touch®, our first aesthetic laser product for women’s health, also performed well, recording the second-highest unit placements in a quarter in its history. More than 70 percent of SculpSure sales in the quarter came from the non-core physician market. Bundled sales of multiple products increased to 31 percent of revenues during the

Cynosure Q4/FY 2016 - 2

quarter, which we see as powerful evidence of our competitive advantage as an aesthetic portfolio company. With the increasing cost and complexity of health insurance, Cynosure offers multiple solutions across four large categories – fat reduction, skin revitalization/tattoo removal, hair removal and women’s health – that enable physicians to expand the base of cash-pay patients in their practices.”

“Demand for aesthetic procedures in North America was our largest growth driver over the course of 2016, led by the full launch of our SculpSure platform in the first quarter,” Davin said. “Our international business gained momentum in the second half of 2016, reflecting our focus on securing additional regulatory clearances such as the third quarter 2016 marketing approval of SculpSure in Korea and the China Food and Drug Administration’s clearance of the Icon™ Aesthetic System in November.”

Fourth-Quarter 2016 Financial Results

The Company reported fourth quarter 2016 revenue of $122.1 million, a 19 percent increase year-over-year. Total product revenue increased 20 percent year-over-year, reflecting contributions from products including SculpSure, MonaLisa Touch, Icon and PicoSure®. North American product revenue increased 24 percent year-over-year to $69.5 million, while international product revenue was $33.2 million, up 12 percent year-over-year. Parts, service and disposables revenue increased 18 percent year-over-year to $19.3 million, driven primarily by sales of consumable SculpSure PAC keys.

For the fourth quarter of 2016, GAAP gross profit increased 22 percent to $72.0 million from $59.0 million in the same period of 2015. GAAP gross margin was 59.0 percent of revenue, an increase of 140 basis points year-over-year.

Non-GAAP gross profit, excluding non-cash charges related to the amortization of intangibles, increased 21 percent to $73.5 million in the fourth quarter of 2016 from $60.6 million in the prior-year period. Non-GAAP gross margin was 60.2 percent of revenue, up 110 basis points from 59.1 percent in the prior-year period.

GAAP operating expenses for the fourth quarter of 2016 were $65.8 million, or 53.9 percent of revenue, which included $7.2 million in expenses associated with the previously disclosed TCPA litigation settlement agreement described in Cynosure’s Current Report on Form 8-K filed on January 27, 2017. This compared with GAAP operating expenses of $47.2 million, or 46.1 percent of revenue, in the same period of 2015. Sales and marketing expenses for the fourth quarter of 2016 were $41.6 million, or 34.1 percent of revenue, compared with sales and marketing expenses of $32.6 million, or 31.8 percent of revenue, for the fourth quarter of 2015. The year-over-year increase was primarily due to sales and marketing costs associated with SculpSure, which was initially launched toward the end of 2015 and fully launched in the first quarter of 2016. On a non-GAAP basis, excluding the TCPA litigation settlement agreement and amortization of intangibles, fourth-quarter 2016 operating expenses were 47.4 percent of revenue, compared with 45.3 percent of revenue in the prior-year fourth quarter.

Cynosure Q4/FY 2016 - 3

Operating income for the fourth quarter of 2016 was $6.2 million, compared with fourth-quarter 2015 operating income of $11.8 million. On a non-GAAP basis, excluding the expenses recorded in connection with the TCPA litigation settlement agreement and amortization of intangibles, income from operations for the fourth quarter of 2016 was $15.6 million, compared with income from operations of $14.1 million for the prior-year period.

Cynosure generated GAAP net income in the fourth quarter of 2016 of $2.1 million, or $0.09 per diluted share, compared with GAAP net income of $7.2 million, or $0.31 per diluted share, for the same period last year. The 2016 results included $7.2 million of expenses recorded in connection with the TCPA litigation settlement agreement, intangible asset amortization and foreign exchange losses. On an adjusted basis, excluding these items, Cynosure’s non-GAAP net income for the fourth quarter of 2016 was $10.6 million, or $0.44 per diluted share, compared with non-GAAP net income of $9.6 million, or $0.42 per diluted share, for the fourth quarter of 2015, using an effective tax rate of 30 percent for both periods.

Cynosure generated $25.2 million in operating cash flow in the fourth quarter, ending 2016 with $237.8 million in cash and investments.

Business Outlook

“We begin 2017 with a high degree of optimism, confident that we have the right product portfolio, technology and distribution to capitalize on the trends that will shape the aesthetic market in the quarters and years ahead,” Davin said. “Our strategy positions us to generate sustained growth from diverse revenue sources, drive long-term profitability and deepen our competitive advantage.”

Fourth-Quarter 2016 Financial Results Conference Call

In conjunction with the announcement of its fourth-quarter and full-year 2016 financial results, Cynosure will host a conference call for investors and analysts at 9:00 a.m. ET today. On the call, President and CEO Michael Davin and Executive Vice President and Chief Financial Officer Stephen Webber will discuss Cynosure’s financial results and provide a business overview. Those who wish to listen to the conference call webcast should visit the “Investors” section of the Company’s website at www.cynosure.com. The live call can also be accessed by dialing (877) 709-8155 or (201) 689-8881. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

About Cynosure, Inc.

Cynosure develops, manufactures and markets aesthetic treatment systems that enable plastic surgeons, dermatologists and other medical practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and benign pigmented lesions, remove multi-colored tattoos, revitalize the skin, reduce fat through laser lipolysis, reduce cellulite, clear nails infected by toe fungus, ablate sweat glands and improve women’s health. The Company also markets radiofrequency (RF) energy-sourced medical devices for precision surgical applications such as facial plastic and general surgery, gynecology, ear, nose, and throat procedures, ophthalmology, oral and maxillofacial surgery, podiatry and proctology. Cynosure’s product portfolio is composed of a broad range of energy sources including Alexandrite, diode, Nd: YAG, picosecond, pulse dye,

Cynosure Q4/FY 2016 - 4

Q-switched lasers, intense pulsed light and RF technology. Cynosure sells its products globally under the Cynosure, Palomar, ConBio and Ellman brand names through a direct sales force in the United States, Canada, France, Morocco, Germany, Spain, the United Kingdom, Australia, China, Japan and Korea, and through international distributors in approximately 120 other countries. For corporate or product information, visit Cynosure’s website at www.cynosure.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including Cynosure’s expectations with respect to timing and success of product launches and expansions, regulatory clearances and international registrations, as well as other statements containing the words, “believes,” “looks forward,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the market price of Cynosure’s stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flow from operations, levels of demand for procedures performed with Cynosure products and for Cynosure products themselves, competition in the aesthetic laser industry, general business and economic conditions, effects of acquisitions that Cynosure has made or may make, Cynosure’s ability to develop and commercialize new products, Cynosure’s reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, and economic, market, technological and other factors described in Item 1A of Part II (Risk Factors) of Cynosure’s Quarterly Report on Form 10-Q for the three months ended September 30, 2016. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, although Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date after the date of this press release.

Contact:

Scott Solomon

Senior Vice President

Sharon Merrill Associates

(617) 542-5300

CYNO@investorrelations.com

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues	$122,139	$102,442	$433,532	$339,462
Cost of revenues	50,115	43,442	178,221	145,928

Gross profit	72,024	59,000	255,311	193,534

Operating expenses
Selling and marketing	41,598	32,556	153,853	111,506
Research and development	7,685	5,620	28,973	22,343
Amortization of intangible assets acquired	684	782	2,741	2,990
General and administrative	15,830	8,250	40,404	30,374

Total operating expenses	65,797	47,208	225,971	167,213

Income from operations	6,227	11,792	29,340	26,321

Interest expense, net	(382)	(423)	(1,563)	(1,683)
Other expense, net	(1,462)	(45)	(834)	(1,440)

Income before income taxes	4,383	11,324	26,943	23,198

Income tax provision	2,310	4,097	11,520	7,391

Net income	$2,073	$7,227	$15,423	$15,807

Diluted net income per share	$0.09	$0.31	$0.65	$0.70

Diluted weighted average shares outstanding	24,002	23,014	23,706	22,658

Basic net income per share	$0.09	$0.32	$0.66	$0.71

Basic weighted average shares outstanding	23,630	22,638	23,304	22,286

Condensed Consolidated Balance Sheet

(In thousands)

	December 31,	December 31,
	2016	2015
	(Unaudited)
Assets:
Cash, cash equivalents and marketable securities	$153,625	$108,587
Short-term investments and related financial instruments	46,530	35,412
Accounts receivable, net	42,092	42,012
Inventories	75,972	79,768
Prepaid expenses and other current assets	20,358	21,356

Total current assets	338,577	287,135
Property and equipment, net	47,950	39,706
Long-term marketable securities	37,628	38,761
Goodwill and intangibles, net	141,459	150,124
Deferred tax asset, noncurrent	19,033	17,882
Other noncurrent assets	1,059	1,002

Total assets	$585,706	$534,610

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$87,597	$79,501
Deferred revenue	14,915	24,803
Capital lease obligations	866	741

Total current liabilities	103,378	105,045

Capital lease obligations, net of current portion	18,707	17,372
Deferred revenue, net of current portion	988	903
Other long-term liabilities	5,917	6,888

Total stockholders’ equity	456,716	404,402

Total liabilities and stockholders’ equity	$585,706	$534,610

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures included in this press release exclude costs associated with the acquisitions and amortization of intangible assets acquired, unrealized foreign exchange losses and the TCPA litigation settlement agreement for the three and twelve months ended December 31, 2016 and 2015. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

Cynosure’s management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the acquisition-related costs, amortization and foreign exchange costs that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to the non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. The non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that the non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in our financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Gross profit	$72,024	$59,000	$255,311	$193,534

Non-GAAP adjustments to gross profit:

Costs associated with amortization	1,451	1,554	5,815	6,215

Total Non-GAAP adjustments to gross profit	1,451	1,554	5,815	6,215

Non-GAAP Gross profit dollars	$73,475	$60,554	$261,126	$199,749

Non-GAAP Gross profit percentage	60.2%	59.1%	60.2%	58.8%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Income from operations	$6,227	$11,792	$29,340	$26,321

Non-GAAP adjustments to income from operations:

Costs associated with acquisitions and amortization	2,134	2,336	8,554	9,962
Costs associated with TCPA litigation settlement agreement	7,209	—	7,209	—

Total Non-GAAP adjustments to income from operations	9,343	2,336	15,763	9,962

Non-GAAP Income from operations	$15,570	$14,128	$45,103	$36,283

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income	$2,073	$7,227	$15,423	$15,807

Non-GAAP adjustments to net income:

Costs associated with acquisitions and amortization	2,134	2,336	8,554	9,962
Costs associated with TCPA litigation settlement agreement	7,209	—	7,209	—
Unrealized foreign exchange loss	1,465	48	798	1,770
Income tax effect of Non-GAAP adjustments	(2,247)	(15)	(1,532)	(3,087)

Total Non-GAAP adjustments to net income	8,561	2,369	15,029	8,645

Non-GAAP net income	$10,634	$9,596	$30,452	$24,452

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Diluted net income per share	$0.09	$0.31	$0.65	$0.70

Costs associated with acquisitions and amortization	0.08	0.10	0.36	0.44
Costs associated with TCPA litigation settlement agreement	0.30	—	0.30	—
Unrealized foreign exchange loss	0.06	0.01	0.03	0.08
Income tax effect of Non-GAAP adjustments	(0.09)	—	(0.06)	(0.14)

Total Non-GAAP adjustments to net income	0.35	0.11	0.63	0.38

Non-GAAP diluted net income per share	$0.44	$0.42	$1.28	$1.08

Weighted average shares used to compute GAAP diluted net income per share	24,002	23,014	23,706	22,658

Weighted average shares used to compute Non-GAAP diluted net income per share	24,002	23,014	23,706	22,658